Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Joshua A. Hahn

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6309

(Name, address and telephone number of agent for service)

Meredith Corporation*

(Issuer with respect to the Securities)

Delaware	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street Des Moines, IA	50309-3023
(Address of Principal Executive Offices)	(Zip Code)

6.500% Senior Secured Notes Due 2025

Guarantees of 6.500% Senior Notes Due 2025

(Title of the Indenture Securities)

*Table of Additional Registrant Guarantors (1)(2)

Exact Name of Registrant Guarantor as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Allrecipes.com, Inc.	Washington	61-1809295
BIZRATE INSIGHTS INC.	Delaware	81-3387655
Book-of-the-Month Club, Inc.	New York	13-2912773
Cozi Inc.	Delaware	46-1871123
Eating Well, Inc.	Iowa	03-0322411
Entertainment Weekly Inc.	Delaware	13-3531720
Health Media Ventures Inc.	Delaware	63-1276037
Hello Giggles, Inc.	Delaware	27-5305459
KPHO Broadcasting Corporation	Arizona	46-1419978
KPTV-KPDX Broadcasting Corporation	Oregon	46-1428762
KVVU Broadcasting Corporation	Nevada	88-0150559
Meredith Performance Marketing, LLC	Iowa	81-4439693
Meredith Shopper Marketing, LLC	Iowa	(3)
MNI Targeted Media Inc.	Delaware	06-1478215
MyWedding, LLC	Colorado	27-0968081
NewSub Magazine Services LLC	Delaware	06-1535009
NSSI Holdings Inc.	Delaware	13-4118261
Selectable Media Inc.	Delaware	01-0829100
Sports Digital Games, Inc.	Delaware	46-5427147
Southern Progress Corporation	Delaware	63-0169565
Synapse Group, Inc.	Delaware	06-1310649
TI Administrative Holdings LLC	Delaware	13-4113302
TI Books Holdings LLC	Delaware	13-4145911
TI Circulation Holdings LLC	Delaware	13-4091846
TI Consumer Marketing, Inc.	Delaware	13-4003379
TI Corporate Holdings LLC	Delaware	13-4145908
TI Customer Service, Inc.	Delaware	13-3388590
TI Direct Ventures LLC	Delaware	32-0045153
TI Distribution Holdings LLC	Delaware	13-4145913
TI Distribution Services Inc.	Delaware	13-2791594
TI Gotham Inc.	Delaware	13-3486363
TI Inc. Affluent Media Group	New York	13-1426942
TI Inc. Books	Delaware	13-3997977
TI Inc. Lifestyle Group	Delaware	63-0515956
TI Inc. Play	Delaware	47-2495788
TI Inc. Retail	New York	13-0869490
TI Inc. Ventures	Delaware	13-3687855
TI International Holdings Inc.	Delaware	13-4086900
TI Live Events Inc.	Delaware	27-4101204
TI Magazine Holdings LLC	Delaware	13-4135343
TI Marketing Services Inc.	Delaware	26-1591865
TI Media Solutions Inc.	Delaware	13-1996792
TI MEXICO HOLDINGS INC.	Delaware	20-3139129

TI PAPERCO INC.	Delaware	13-3985403
TI Publishing Ventures, Inc.	Delaware	13-3353266
TI Sales Holdings LLC	Delaware	13-4145903
Viant Technology Holding Inc.	Delaware	13-4142023

(1)	The address and telephone number for each of the additional registrant guarantors is 1716 Locust Street, Des Moines, Iowa 50309-3023, (515) 284-3000.
(2)

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is John S. Zieser, Chief Development Officer / General Counsel and Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023, (515) 284-3000.

(3)	Does not have employees; no employer identification number issued.

FORM T-1

Item	1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.         AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.        LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 11th of August, 2021.

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 202 t 9 CERTIFICATE OF CORPORATE EXISTENCE I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia Acting Comptroller of the Currency

Exhibit 3

(Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF FIDUCIARY POWERS I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. ‘”U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency 2021-00217-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 11, 2021

	By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2021

($000’s)

3/31/2021
Assets
Cash and Balances Due From	$43,386,652
Depository Institutions
Securities	154,609,348
Federal Funds	0
Loans & Lease Financing Receivables	297,075,286
Fixed Assets	6,148,452
Intangible Assets	13,371,986
Other Assets	27,974,559

Total Assets	$542,566,283

Liabilities
Deposits	$444,618,948
Fed Funds	1,321,015
Treasury Demand Notes	0
Trading Liabilities	1,231,176
Other Borrowed Money	27,466,875
Acceptances	0
Subordinated Notes and Debentures	3,350,000
Other Liabilities	13,255,984

Total Liabilities	$491,243,998

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,236,966
Minority Interest in Subsidiaries	800,204

Total Equity Capital	$51,322,285

Total Liabilities and Equity Capital	$542,566,283